UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2017

FIRST FOODS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206260	47-4145514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Monroe Street, Suite E210, Hoboken, NJ 07030

(Address of principal executive offices)

(201) 471-0988

(Registrant's telephone number, including area code)

____________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2017, First Foods Group, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”), dated June 23, 2017, with Robert Kanuth. Pursuant to the Agreement, Robert Kanuth will be appointed to the board of directors of the Company, upon approval by a majority of the current board of directors of the Company. Mr. Kanuth shall also begin leading the Company’s “1st Foods Funding Division,” where he will oversee all capital raising efforts undertaken by the Company, both for internal funding and for any of the Company’s clients desirous of raising capital.

Mr. Kanuth will utilize, as he sees fit, his numerous business contacts and connections to help further the financial capabilities of the Company, its subsidiaries and its consulting clients.

Robert Kanuth is an investment banker who founded and directed the successful Cranston Securities in the mid-1970’s. Based in his hometown of Columbus, Ohio, Bob added headquarters in Washington, D.C., while doing large scale transactions throughout the United States. His company was sold to the large insurance company, Kemper Corporation, in 1987. He then founded Cranston Development, funding projects which helped restore and revitalized such cities as Richmond, VA., Savannah, GA., and Pittsburgh, PA. A Harvard alumnus, Kanuth went on to serve in the Army National Guard before launching his compelling financial career. Kanuth is married to Hall of Fame Sportscaster Lesley Visser.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Consulting Agreement, dated June 23, 2017, by and between the Company and Robert Kanuth.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Foods Group, Inc.

Date: June 28, 2017	By:	/s/ Harold Kestenbaum
	Name:	Harold Kestenbaum
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Consulting Agreement, dated June 23, 2017, by and between the Company and Robert Kanuth

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